UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2020

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

/30142 S. Wixom Avenue, Wixom, Michigan 48393
(Address of principal executive offices, including zip code)

(248) 960-9009
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On December 11, 2020, the board of directors (the “Board”) of Rockwell Medical, Inc. (the “Company”) appointed Andrea Heslin Smiley to the Board as a Class II Director and as a member of the Governance and Nominating Committee to serve until the Company’s 2022 Annual Meeting of Stockholders and until her successor is duly elected and qualified, effective immediately.

Ms. Smiley, age 52, has, since January 2011, served as President and Chief Executive Officer of VMS BioMarketing, a provider of clinical educator solutions, which she joined in 2008 as Vice President, Strategic Marketing. Prior to joining VMS BioMarketing, Ms. Smiley served in various positions at Eli Lilly and Company. She served as a member of the board of directors of Zyla Life Sciences, a life sciences company, from April 2018 to May 2020, when Zyla Life Sciences merged with Assertio Holdings, Inc., at which time she joined the board of directors of Assertio Holdings, Inc. Ms. Smiley earned her B.A. in Economics from DePauw University.

In accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Proxy Statement on Schedule 14A (No. 000-23661), Ms. Smiley will receive an annual cash retainer of $60,000 for her service as a director, which will be pro-rated through the Company’s 2021 Annual Meeting of Stockholders. In addition, Ms. Smiley was granted an option to purchase 26,042 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Market on December 11, 2020 and 18,601 restricted stock units for her service as a director and as a member of the Governance and Nominating Committee. The equity awards reflect pro-rated amounts and were made under the Company’s 2018 Long Term Incentive Plan. The restricted stock units and the shares underlying the option will vest and become exercisable on December 11, 2021, subject to Ms. Smiley’s continued service to the Company. Ms. Smiley will enter into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 000-23661) filed on August 30, 2019.

There are no arrangements or understandings between Ms. Smiley and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. Smiley and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: December 15, 2020	By:	/s/ Russell Ellison
Russell Ellison
Chief Executive Officer